Exhibit 99.1

MasterCraft Boat Holdings, Inc. Announces New $50 Million Share Repurchase Program

Expands Credit Facility

VONORE, Tenn., June 28, 2021 – MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) (the “Company”) announced today that its Board of Directors has authorized a new share repurchase program under which the Company may repurchase up to $50 million of its outstanding shares of common stock during the three-year period ending June 24, 2024. MasterCraft also announced today that it has successfully closed on a new $160 million credit facility, consisting of a $60 million term loan and a $100 million revolving credit facility, of which $33.7 million is drawn on the revolver as of the date of this filing. This new credit facility, which replaced the Company’s previously existing senior secured credit facility, is scheduled to mature on June 28, 2026. This credit facility will provide MasterCraft with additional liquidity and financial flexibility to continue to execute on its consumer-centric growth strategy. JPMorgan Chase Bank was lead Administrative Agent in the refinancing process.

“MasterCraft maintains a disciplined and thoughtful approach to capital allocation, and the Board’s authorization of a share repurchase program reflects the confidence we have in our company, our growth strategy, our comprehensive portfolio of brands, and our ability to execute on what we believe to be a tremendous opportunity before us,” said Fred Brightbill, Chief Executive Officer and Chairman. “The new credit facility we have put in place provides us with greater flexibility to pursue our strategic goals, improve our capital structure and increase liquidity. We will continue to make decisions that support our long-term goals, enabling the Company to better serve its dealers and consumers. We are confident that MasterCraft is well positioned to build on its momentum and deliver continued profitable growth and shareholder value creation.”

The timing and amount of any share repurchases will be determined by MasterCraft’s management at its discretion based on ongoing assessments of the capital needs of the business, the market price of MasterCraft’s common stock and general market conditions. Share repurchases under the program may be made through a variety of methods, which may include open market purchases, accelerated share repurchases, tender offers, privately negotiated transactions or otherwise. The program does not obligate MasterCraft to acquire any particular amount of its common stock, and the share repurchase program may be suspended or discontinued at any time at the Company’s discretion.

The new credit agreement was led by JPMorgan Chase Bank as Administrative Agent and Sole Lead Arranger and Fifth Third Bank and BMO Harris Bank as Co-Syndication Agents. Additional details can be found on a Form 8-K filed by the Company with the Securities and Exchange Commission on June 28, 2021.

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its four brands, MasterCraft, NauticStar, Crest and Aviara. Through these four brands, MasterCraft Boat Holdings has leading market share positions in three of the fastest growing segments of the powerboat industry – performance sport boats, outboard saltwater fishing and pontoon boats – while entering the large, growing luxury day boat segment. For more information about MasterCraft Boat Holdings, and its four brands, visit: investors.mastercraft.com, www.MasterCraft.com, www.NauticStarBoats.com, www.CrestPontoonBoats.com, and www.AviaraBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning the future prospects of our business and our ability to drive value creation and growth.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the potential effects of the coronavirus (COVID-19) pandemic on the Company, supply chain disruptions, general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, changes to U.S. federal income tax law, the overall impact and interpretation of which remain uncertain, and the successful introduction of our new products. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2020, could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Investor Contact:

MasterCraft Boat Holdings, Inc.

George Steinbarger

Chief Revenue Officer

Email: investorrelations@mastercraft.com